Exhibit 15

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated May 1, 2008 on our review of interim financial information of UniSource Energy Corporation (the "Company") for the three month periods ended March 31, 2008 and 2007 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2008 is incorporated by reference in the Company’s Registration Statements on Form S-8 (Nos.333-43765, 333-43767, 333-43769, 333-53309, 333-53333, 333-53337, 333-99317, and 333-140353) and on Form S-3 (Nos. 333-31043, 333-93769, 333-103392, and 333-126141).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP